Exhibit 10.81

ASSIGNMENT AND ASSUMPTION AGREEMENT

    This Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) is entered into as of April 12, 2013, by and between Autilion AG, a company organized under the laws of Switzerland (“Assignor”), and its affiliate, Bergamo Acquisition Corp PTE, LTD, a company registered under the laws of the Republic of Singapore (“Assignee”). All terms used, but not defined, herein shall have the meanings ascribed to them in the Underlying Agreements (defined below).

    WHEREAS, Assignor and VistaGen Therapeutics, Inc., a corporation organized under the laws of the State of Nevada (“VistaGen”), are parties to a Securities Purchase Agreement and Voting Agreement, each dated April 8, 2013, complete copies of which (including all exhibits, amendments and modifications thereto) are incorporated herein by this reference (the “Underlying Agreements”);

    WHEREAS, Assignor has agreed to assign to Assignee all of its rights and obligations under the Underlying Agreements (collectively, the “Assigned Rights and Obligations”), and Assignee has agreed to assume the Assigned Rights and Obligations.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Assignment and Assumption. Assignor hereby assigns to Assignee all of Assignor’s rights and obligations under the Underlying Agreements with respect to the Assigned Rights and Obligations, and Assignee hereby accepts the foregoing assignment and assumes all of the rights and obligations of Assignor under the Underlying Agreements with respect to the Assigned Rights and Obligations.

2.	Effective Date. The date on which the Assignment and Assumption Agreement is effective is April 11, 2013.

3.
Successors. All future transfers and assignments of the Assigned Rights and Obligations transferred and assigned hereby are subject to the transfer and assignment provisions of the Underlying Agreements. This Assignment and Assumption Agreement shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the parties hereto.

4.	Counterparts. This Assignment and Assumption Agreement may be executed in counterparts, each of which shall be an original, but all of which together constitute one and the same instrument.

    IN WITNESS WHEREOF, Assignor and Assignee, by their duly authorized officials, hereby execute and deliver this Assignment and Assumption Agreement, effective as of the date set forth in Section 2 above.

ASSIGNOR: AUTILION AG	ASSIGNEE: BERGAMO ACQUISITION CORP PTE, LTD

By: /s/ Hillard Herzog	By: /s/ Hillard Herzog
Name: Hillard Herzog	Name: Hillard Herzog
Title: President	Title: President